UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
August 9, 2007
Date of report (Date of earliest event reported)
IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation)	0-24216 (Commission File Number)	98-0140269 (I.R.S. Employer Identification Number)
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
(Address of Principal Executive Offices) (Postal Code)
(905) 403-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On August 9, 2007, IMAX Corporation (the “Company”) issued a press release announcing the Company’s financial and operating results for the quarter ended June 30, 2007, a copy of which is attached as Exhibit 99.1.
     The information in this current report on Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On August 9, 2007 the Company announced the appointment of Joseph Sparacio to the position of Chief Financial Officer effective August 10, 2007 replacing Edward MacNeil who served as the Company’s Interim Chief Financial Officer, until Mr. Sparacio assumed the duties of Chief Financial Officer. Mr. MacNeil will remain with the Company in a senior financial role.
     Mr. Sparacio (47) joined the Company on May 14, 2007 as Executive Vice President, Finance. Mr. Sparacio served as Senior Vice President and Chief Financial Officer for the programming company iN Demand L.L.C. from June 2002 until his employment with the Company. From 1998 to 2002, Mr. Sparacio served as Vice President of Finance and Controller for Loews Cineplex Entertainment Corporation. From 1994 to 1998, Mr. Sparacio served as Vice President, Finance and Controller of Loews Theater Management Corp., and from 1990 to 1994, he served as Controller. Prior to joining Loews, Mr. Sparacio spent eight years with Ernst & Young. Mr. Sparacio is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.
     On March 31, 2007, the Company entered into an employment agreement with Mr. Sparacio for a two-year term commencing on May 14, 2007. Under the agreement Mr. Sparacio will receive an annual salary of $350,000, which is subject to annual review. The agreement further provides that Mr. Sparacio is entitled to receive a guaranteed bonus of $100,000 with respect of the year ending December 31, 2007. In addition, on June 13, 2007 Mr. Sparacio received a grant of 75,000 options to purchase Common Shares in accordance with the Stock Option Plan, which options shall vest as to 10% on May 14, 2008, 15% on May 14, 2009, 20% on May 14, 2010, 25% on May 14, 2011 and 30% on May 14, 2012. These options will expire on May 14, 2017. If Mr. Sparacio’s employment is terminated without cause prior to the end of the employment term, the Company must continue to pay Mr. Sparacio his annual base salary and benefits for (i) the greater of the remainder of his employment term and six months, or (ii) twelve months following a change of control, subject to mitigation by Mr. Sparacio. In the event of a change of control, Mr. Sparacio is also entitled to receive his target bonus during the Severance Period. Mr. Sparacio has agreed to restrictive covenants, including confidentiality and non-competition covenants.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 9, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)
Date: August 10, 2007	By:	“Richard L. Gelfond”
		Name:	Richard L. Gelfond
		Title:	Co-Chairman and Co-Chief Executive Officer